As filed with the Securities and Exchange Commission on March 20, 1998
                                               	      Registration No. 333-

	                   SECURITIES AND EXCHANGE COMMISSION
	                        Washington, D.C.  20549


	                                FORM S-8
	                         REGISTRATION STATEMENT
	                                 UNDER
	                       THE SECURITIES ACT OF 1933


	                       PETCO ANIMAL SUPPLIES, INC.
	          (Exact name of registrant as specified in its charter)

	Delaware                                      33-0479906
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                                    ----------
   	                           9125 Rehco Road
	                     San Diego, California 92121
	                           (619) 453-7845
                    (Address of principal executive offices, including zip code, and telephone number)

	              PETCARE PLUS, INC. 1989 STOCK OPTION PLAN
	                             -----------

                                                        Copies to:
       	BRIAN K. DEVINE                       THOMAS A. EDWARDS, ESQ.
	    Chairman, President                         Latham & Watkins
	and Chief Executive Officer                      701 "B" Street
	      9125 Rehco Road                              Suite 2100
	San Diego, California 92121               San Diego, California 92101
	      (619) 453-7845                             (619) 236-1234
(Name, address, including zip code, and
 telephone number, including area code,
          of agent for service)


                       CALCULATION OF REGISTRATION FEE

=====================================================================================================
      	                         Amount       Proposed Maximum    Proposed Maximum       Amount of
Title of Securities             to be 		      Offering Price     Aggregate Offering   Registration
to be Registered               Registered(1)     Per Share(2)            Price             Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.0001 par         188,344           $17.32             $3,262,118         $962.33
       value  . . . .
=====================================================================================================

(1)	Pursuant to the merger of PetCare Plus, Inc. ("PetCare") with and into Petco Animal Supplies, Inc. (the "Company"), the Company has assumed all outstanding options to purchase PetCare common stock under the PetCare Plus, Inc. 1989 Stock Option Plan. In accordance with the merger, such outstanding options to purchase PetCare common stock under the 1989 Stock Option Plan now represent outstanding options to purchase 188,344 shares of Common Stock of the Company. Only such 188,344 shares of common stock of the Company are being registered hereunder.
(2)	Estimated solely for purposes of calculating the registration fee.
      Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Company's Common Stock as reported on The Nasdaq National Market on March 17,1998.
===========================================================================
                               Page 1 of 28
                          Exhibit Index on Page 7

                                 Part I

Item 1.	Plan Information.

	Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

	Not required to be filed with this Registration Statement.


	                           Part II

Item 3.	Incorporation of Documents by Reference.

	The following documents filed with the Securities and Exchange Commission (the "Commission") by Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

	(a)	Annual Report on Form 10-K for the fiscal year ended February
            1, 1997;

	(b)	Quarterly Report on Form 10-Q for the quarter ended May 3,
            1997;

	(c)	Quarterly Report on Form 10-Q for the quarter ended August 2,
            1997;

	(d)	Quarterly Report on Form 10-Q for the quarter ended November 1,
            1997;

	(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended February 1, 1997;

	(f)	The description of the Common Stock set forth in the
            Registration Statement on Form 8-A dated February 28, 1994, as amended by the Company's Form 8-A/A dated March 15, 1994.

	All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	 Description of Securities.

	Not applicable.

Item 5.	 Interests of Named Experts and Counsel.

	Not applicable.

Item 6.	 Indemnification of Directors and Officers.

	Under Section 145 of the Delaware General Corporation Law, the   Company
has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

	The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law.
Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

	The Company has entered into indemnification agreements with certain officers and directors to effectuate these indemnity provisions.

Item 7.	 Exemption from Registration Claimed.

	Not applicable.

Item 8.	 Exhibits.

	See Exhibit Index on page 7 hereof.

Item 9.	 Undertakings.

	(a)	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement;

                  (i)	To include any prospectus required by Section 10(a)(3)
of the Securities Act;

			(ii)	To reflect in the prospectus any facts or events arising
after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of
securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the
"Calculation of Registration Fee" table in the effective Registration Statement;

			(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

		(2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange
Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	                        SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 18, 1998.

	        					PETCO ANIMAL SUPPLIES, INC.


		         				By:/s/ BRIAN K. DEVINE
	                                    ------------------------
				      			 Brian K. Devine
					       		 Chairman, President and
                                                   Chief Executive Officer

	                     POWER OF ATTORNEY

	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brian K. Devine and Richard C. St. Peter, and either of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.



	Signature                            Title                Date
      ---------	                         -----                ----
/s/ BRIAN K. DEVINE	      Chairman, President and	       March 18, 1998
-------------------           Chief Executive Officer
Brian K. Devine               (Principal Executive Officer)

/s/ RICHARD C. ST. PETER      Executive Vice President,	 March 18, 1998
------------------------      Chief Financial Officer and
Richard C. St. Peter          Secretary (Principal Financial
                              Officer)

/s/ JAMES M. MYERS            Senior Vice President,         March 18, 1998
------------------		Finance (Principal Accounting
James M. Myers                Officer)


/s/ RICHARD J. LYNCH, JR.	Director	                   March 18, 1998
-------------------------
Richard J. Lynch, Jr.


/s/ ANDREW G. GALEF	      Director	                   March 18, 1998
-------------------
Andrew G. Galef


/s/ JIM F. MCCANN		      Director                       March 18, 1998
-----------------
Jim F. McCann


/s/ PETER M. STARRETT		Director                       March 18, 1998
---------------------
Peter M. Starrett

	                          EXHIBIT INDEX

	The following exhibits are filed as part of this Registration Statement on Form S-8 or are incorporated herein by reference.

Exhibit No.                                                         Page
-----------                                                         ----
4.1         Amended and Restated Certificate of Incorporation,      ---
            as amended. (Incorporated by reference to Exhibit 3.1
            to the Company's Registration Statement on Form S-4
            (No. 333-14699) filed on October 23, 1996, as amended by Amendment No. 1 filed with the Commission on November 20, 1996.)

4.2         Amended and Restated Bylaws. (Incorporated by           ---
            reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-74094) filed on
            January 13, 1994, as amended by Amendment No. 1
            filed with the Commission on February 24, 1994 and Amendment No.2 filed with the Commission on March 11, 1994.)

4.3         The PetCare Plus, Inc. 1989 Stock Option Plan            8
            (the "1989 Stock Option Plan").

4.4         Form of Incentive Stock Option Agreement under          17
            the 1989 Stock Option Plan.

4.5         Form of Nonqualified Stock Option Agreement under       21
            the 1989 Stock Option Plan.

5.1         Opinion of Latham & Watkins.                            25

23.1        Consent of KPMG Peat Marwick LLP.                       27

23.2        Consent of Arthur Andersen, LLP.                        28

23.3        Consent of Latham & Watkins (included in Exhibit 5.1   ---
            hereto).

24.1        Power of Attorney (included on the signature page      ---
            hereto).

                                                                EXHIBIT 4.3


                                 RESTATED

                            PETCARE PLUS, INC.

                          1989 STOCK OPTION PLAN


1.	Purposes of the Plan.	The purposes of this Stock Option Plan are to
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

2. Definitions.  As used herein, the following definitions shall apply:

(a)	"Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) "Common Stock" shall mean the Common Stock of the Company.

(d) "Company" shall mean PetCare Plus, Inc., a Delaware corporation.

(e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(f) "Consultant" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services or any other person determined by the Board to have performed services for or on behalf of the Company which merits the grant of an Option, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

(g) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such level is guaranteed by contract or statute.

(h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

(i) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(j) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

(k) "Option" shall mean a stock option granted pursuant to the Plan.

(l) "Optioned Stock" shall mean the Common Stock subject to an Option.

(m) "Optionee" shall mean an Employee or Consultant who receives an Option.

(n) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) "Plan shall mean this 1989 Stock Option Plan.

(p) "Share shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(q) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,260,000 shares of Common Stock (402,010 after the contemplated one for 3.134249 reverse split of the Common Stock). The Shares may be authorized, but unissued or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall become available for future grant or sale under the Plan.

4. Administration of the Plan.

(a)	Procedure.  The Plan shall be administered by the Board of Directors of the Company.

(i)	Subject to subparagraph (ii), the Board of Directors may appoint a
Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

(ii)	Notwithstanding the foregoing subparagraph (i), if in any event the
Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration (the "Effective Date"), until six months after the termination of such registration (the "Termination Date"), any grants of options to officers or directors shall only be made by the Board of Directors; provided, however, that if any of the members of the Board of Directors are eligible to participate in this Plan or otherwise are not "disinterested persons" as that term is defined by Rule 16(c)(2)(i) under the Exchange Act, any grants of options to officers or directors of the Company must be made by, or only in accordance with the recommendation of, a Committee consisting of two or more directors, appointed by the Board of Directors and having full authority to act in the matter, each of whom is a "disinterested person." Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

(iii)	Subject to the foregoing subparagraphs (i) and (ii), from time to time the
Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)	Effect of Board's Decision.	 All decisions, determinations and
interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. Eligibility.

(a) Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant, who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

(b)	To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Incentive Stock Options shall be treated as Nonstatutory Stock Options.

(c)	Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

(d)	The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

6.	Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.	Term of Option.  The term of each Incentive Stock Option shall be ten (10)
years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be determined by the Board and set forth in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive
Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement.

8.	Exercise Price and Consideration.

(a)	Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

(ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

(iii) In the case of Non-Statutory Stock Options, at any price per share determined by the Board.

(b)	Fair Market Value.   The fair market value shall be determined by the
Board in its discretion exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock listed on that National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

(c)	Form of Consideration.	The consideration to be paid for the Shares to be
issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 152, 153 and 157 of the Delaware General Corporation Code. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option; Procedure for Exercise; Rights as a Stockholder. Any option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise in the form required by the Nonstatutory or Incentive Stock Option Agreement has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.

10. Certain Events Affecting Exercisability of Incentive Stock Options.

(a) Termination of Status as an Employee. With respect to Incentive Stock Options, in the event of termination of an Optionee's Continuous Status as an Employee, such Optionee may, but only within sixty (60) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination being made at the time of grant of the Option) after such event of termination of an Optionee's Continuous Status as an Employee (but in no event later than the date of expiration of the term of such Incentive

Stock Option as set forth in the Incentive Stock Option Agreement), exercise his Incentive Stock Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Incentive Stock Option at the date of such termination, or if he does not exercise such Incentive Stock Option (which he was entitled to exercise) within the time specified herein, the Incentive Stock Option shall terminate.

(b)	Disability of Optionee.  With respect to Incentive Stock Options, notwithstanding the provision of Section 10(a) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination being made at the time of grant of the Incentive Stock Option) from the date of termination (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Incentive Stock Option Agreement), exercise his Incentive Stock Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Incentive Stock Option at the date of termination, or if he does not exercise such Incentive Stock Option (which he was entitled to exercise) within the time specified herein, the Incentive Stock Option shall terminate.

(c)	Death of Optionee.  With respect to Incentive Stock Options, in the event of the death of an Optionee:

(i) who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Incentive Stock Option, the Incentive Stock Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Incentive Stock Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Incentive Stock option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee six (6) months after the date of death, subject to the limitation set forth in Section 5(b); or

(ii) which occurs within sixty (60) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination being made at the time of grant of the Incentive Stock Option) after the termination of Continuous Status as an Employee, the Incentive Stock Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Incentive Stock Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Incentive Stock Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. Non-Transferability of Incentive Stock Options. No Incentive Stock Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of

Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting form a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Unless the option agreement granting an Option to an Optionee specifically provides otherwise, in the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. The board shall give written notice to each holder of an Option of the pendency of the sale of substantially all of the assets of the Company, a merger involving the Company or the dissolution or liquidation of the Company not less than ten days prior to such transaction. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14.  Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 18 of the Plan:

(i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan;

(ii) any change in the designation of the class of persons eligible to be granted Options; or

(iii)if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefit accruing to participants under the Plan.

(b) Stockholder Approval. If any amendment requiring stockholder approval under Section 14(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 18 of the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

18.  Stockholder Approval.

(a) Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such stockholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422 of the Code.

(b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

19. Gender Reference. The words "he", "him" or "his" shall be deemed to include the feminine and neuter gender of such words.

Adopted by the Board of Directors of the Company on June 1, 1994, and approved by the stockholders of the Company on June 1, 1994.




                                               /s/ STEVEN L. JESKE
                                               -------------------
                                               Steven L. Jeske, Secretary

                               EXHIBIT 4.4



         ASSUMPTION AND AMENDMENT OF INCENTIVE STOCK OPTION AGREEMENT


	This Assumption and Amendment of Incentive Stock Option Agreement ("Agreement") is entered into effective as of November 1, 1997 ("Effective Date") by and between Petco Animal Supplies, Inc., a Delaware corporation ("Company") and __________________ ("Optionee"), with reference to the following facts:

	A.	WHEREAS, PetCare Plus, Inc., a Delaware corporation ("PetCare") has merged with and into the Company ("Merger") pursuant to that certain Agreement and Plan of Merger dated October 20, 1997 ("Merger Agreement"); and

	B.	WHEREAS, pursuant to the Merger Agreement, the Company assumed all vested and unvested outstanding options ("PetCare Options") to purchase PetCare common stock under the PetCare 1989 Stock Option Plan ("Plan"), which Plan was assumed by the Company pursuant to the Merger, and pursuant to such assumption of PetCare Options, such options were deemed to be options to purchase the common stock, $0.0001 par value, of the Company ("Company Common Stock") in accordance with the terms of the Merger Agreement; and

	C.	WHEREAS, prior to the Merger, Optionee was the holder of PetCare
Options pursuant to that certain Second Amended and Restated Incentive Stock Option Agreement between Optionee and PetCare dated _______________(the "PetCare Option Agreement"); and

	D.	WHEREAS, the parties desire to amend and restate the PetCare Option
Agreement in its entirety to reflect the terms and conditions relating to the
Company's assumption of the PetCare Options as described in the Merger
Agreement.

	NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

	1.	Assumption of Option; Vesting.  The Company hereby assumes the option granted to Optionee pursuant to the PetCare Option Agreement (the "Option") which, pursuant to the terms of the Merger Agreement, is exercisable to purchase up to an aggregate of __________ shares of Company Common Stock ("Option Shares"), which number of Option Shares is subject to adjustment as provided in Section 3 below, and further provided that the Option is subject to the terms of the Plan, the provisions of which are incorporated herein by reference. The foregoing option to purchase the Option Shares shall vest in accordance with the following restated vesting schedule:

         DATE				NUMBER OF OPTION SHARES VESTED
         ___________			_______________
         ___________			_______________
         ___________			_______________

	2.	Exercise Price and Consideration.  The per share exercise price
("Exercise Price") shall be $_________, subject to adjustment as provided in
Section 3 below.

		2.1	Form of Consideration.  The consideration to be paid for the
Option Shares to be issued upon exercise of the Option, including the method of payment, shall be determined by the Company's Board of Directors and may consist entirely of cash, check, other shares of Company Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Option Shares to the extent permitted under Sections 150,
153, and 157 of the Delaware General Corporation Law.  In making its determination as to the type of consideration to accept, the Board of Directors shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

		2.2	Fair Market Value.  The fair market value of shares of Company
Common Stock delivered to the Company as payment of the purchase price upon exercise of an Option shall be the closing price per share as reported by the
National Association of Securities Dealers Automated Quotation ("NASDAQ")
National Market System) for the date of exercise, as reported in The Wall Street
Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, if the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date of exercise of the
Option, as reported in The Wall Street Journal.

	3.	Adjustment of Option Shares and Exercise Price.  The parties agree that in order to ensure that Optionee is treated in the same manner as the stockholders of PetCare who were signatories to the Merger Agreement and other holders of the common stock of PetCare immediately prior to the Merger (collectively, "Stockholders"), the number of Option Shares which may be received upon the exercise of the Option and the Exercise Prices shall be adjusted as set forth herein. For purposes of determining the number of shares of Company Common Stock received by the Stockholders pursuant to Section 3.1 below, only those shares of Company Common Stock ultimately received by the Stockholders with respect to the 11,877,638 shares of PetCare common stock outstanding and owned by the Stockholders immediately prior to the Merger shall be counted, and any Company Common Stock received by the Stockholders or holders of options to purchase Company Common Stock or PetCare Common Stock with respect to any exercise of any stock options subsequent to the Merger shall not be counted.

		3.1	Adjustment of Option Shares.  If the Stockholders ultimately receive fewer shares of Company Common Stock as a result of offsets against the shares of Company Common Stock deposited by the Stockholders pursuant to Section
8.03 of the Merger Agreement (the "Held Back Shares"), then the number of Option
Shares granted under Section 1 above shall be proportionately reduced by multiplying such number of Option Shares by the fraction ("Fraction") equal to the quotient of (a) the aggregate number of shares of Company Common Stock actually received by the
Stockholders, divided by (b) One Million Five Hundred Forty-Three Thousand Four
Hundred Forty-Five (1,543,445), with the result being the revised number of
Option Shares for which the Option may be exercised.

		3.2	Adjustment of Exercise Price.  If the Stockholders ultimately receive fewer shares of Company Common Stock as a result of offsets against the
Held Back Shares, then the Exercise Price shall be increased by dividing the
Exercise Price by the Fraction, with the result being the revised Exercise Price for all Option Shares.

	4.	Exercise of Option.  Subject to the second sentence of this Section, an Option shall be deemed to be exercised when the Optionee or other authorized person gives to the Company written notice of such exercise and full payment for the Option Shares with respect to which the Option is exercised has been received by the Company.  If any Option is exercised prior to such date after the Effective Date as financial results covering at least thirty (30) days of the combined post-closing operations of PetCare and the Company after the
Effective Date have been, within the meaning of Accounting Series Release No.
130, as amended, of the Securities and Exchange Commission, filed by the Company with the Securities and Exchange Commission or published by the Company in an
Annual Report on
Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a
quarterly earnings report, a press release or other public issuance which includes combined sales and income of PetCare and the Company (the "Release
Date"), then as conditions to the exercise of such Option, (i) the Optionee shall become a signatory to that certain Escrow Agreement of even date herewith entered into by and between the Company, Union Bank of California, N.A. and the
Stockholders ("Escrow Agreement") and be bound by the terms thereof, and (ii)
ten percent (10%) of such Option Shares to be received pursuant to the exercise of the Option shall be deposited into escrow pursuant to Section 8.03 of the
Merger Agreement and held as part of the Escrowed Property, as such term is defined in the Escrow Agreement.

	Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Option Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificates promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of the stock certificate is issued, except as provided in the Plan.

	Exercise of an Option in any manner shall result in a decrease in the number of Option Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Option Shares as to which the Option is exercised.

	5.	Restrictions on Transfer.  Optionee acknowledges and agrees that with respect to all or any portion of the Option which is exercised before the Release Date, all shares of Company Common Stock received upon such exercise shall be restricted and shall not be assigned, transferred or conveyed until the Release Date, except to the Escrow Agent named in the Escrow Agreement. Any attempted assignment, transfer or conveyance of such shares of Company Common Stock in violation of this Section 5 shall be null and void and without effect.

	6.	Term of Option.

		6.1	General Rule.  Except as provided in Section 6.2 hereof or as otherwise provided in the Plan, the term of the Option granted pursuant to
Section 1 hereof shall be as follows: the Option shall expire as to ________
shares on _________.

		6.2	Employment of Optionee Terminated.  If Optionee dies, or
resigns or is terminated, with or without cause, as an employee of the Company for any reason whatsoever (an "Event of Termination"), then the Option shall be exercisable for sixty (60) days following such Event of Termination, and to the extent that such Option was not exercisable on the date of such Event of Termination, or if such Option is not exercised (to the extent it was entitled to be exercised) within the sixty (60) day period, the Option shall terminate.

	7.	Non-Transferability of Option.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

	8.	Conditions Upon Issuance of Option Shares.  Option Shares shall not be issued pursuant to the exercise of the Option unless the exercise of such
Option and the issuance and delivery of such Option Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the
Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

	As a condition to the exercise of the Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

	As a condition to the issuance of Option Shares, the Optionee shall (a) remit to the Company at the time of any exercise of the Option any taxes required to be withheld by the Company under Federal, State or local law as a result at the exercise of the Option, and/or (b) instruct the Company to withhold in accordance with applicable law from any compensation payable to the Optionee the taxes required to be withheld by the Company under Federal, State or local law as a result of the exercise of the Option.

	9.	Amendment and Restatement of PetCare Option Agreement.  This
Agreement amends and restates the PetCare Option Agreement in its entirety.

	10.	Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assumption and Amendment of Incentive Stock Option Agreement as of the date first above written.

OPTIONEE:


_______________________________
Name:


PETCO ANIMAL SUPPLIES, INC.
a Delaware corporation


_______________________________
James M. Myers
Senior Vice President - Finance

                               EXHIBIT 4.5


            SECOND AMENDED AND RESTATED STOCK OPTION AGREEMENT


	This Second Amended and Restated Nonstatutory Stock Option Agreement ("Agreement") is entered into effective as of November 1, 1997 ("Effective Date") by and between Petco Animal Supplies, Inc., a Delaware corporation ("Company") and __________________ ("Optionee"), with reference to the following facts:

	A. WHEREAS, PetCare Plus, Inc., a Delaware corporation ("PetCare") has merged with and into the Company ("Merger") pursuant to that certain Agreement and Plan of Merger dated October 20, 1997 ("Merger Agreement"); and

	B. WHEREAS, pursuant to the Merger Agreement, the Company assumed all vested and unvested outstanding options ("PetCare Options") to purchase PetCare common stock under the PetCare 1989 Stock Option Plan ("Plan"), which Plan was assumed by the Company pursuant to the Merger, and pursuant to such assumption of PetCare Options, such options were deemed to be options to purchase the common stock, $0.0001 par value, of the Company ("Company Common Stock") in accordance with the terms of the Merger Agreement; and

	C. WHEREAS, prior to the Merger, Optionee was the holder of PetCare Options pursuant to that certain Nonstatutory Stock Option Agreement between Optionee and PetCare dated____________________ (the "Option Agreement"); and

	D. WHEREAS, the parties desire to amend and restate the Option Agreement in its entirety to reflect the terms and conditions relating to the Company's assumption of the PetCare Options as described in the Merger Agreement.

	NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

	1. Grant of Option. Optionee shall have the option ("Option") to purchase up to an aggregate of _________ shares of Company Common Stock ("Option Shares"), which number of Option Shares is subject to adjustment as provided in
Section 3 below, and further provided that the Option is subject to the terms of the Plan, the provisions of which are incorporated herein by reference. The foregoing option to purchase the Option Shares shall be fully vested as of the Effective Date.

	2. Exercise Price and Consideration. The per share exercise price ("Exercise Price") shall be ______________ subject to adjustment as provided in
Section 3 below.

	      2.1 Form of Consideration. The consideration to be paid for the Option Shares to be issued upon exercise of the Option, including the method of payment, shall be determined by the Company's Board of Directors and may consist entirely of cash, check, other shares of Company Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Option Shares to the extent permitted under Sections 150, 153, and 157 of the Delaware General Corporation Law. In making its determination as to the type of consideration to accept, the Board of Directors shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

	     2.2 Fair Market Value. The fair market value of shares of Company Common Stock delivered to the Company as payment of the purchase price upon exercise of an Option shall be the closing price per share as reported by the National Association of Securities Dealers Automated
Quotation ("NASDAQ") National Market System) for the date of exercise, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, if the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date of exercise of the Option, as reported in The Wall Street Journal.

	3. Adjustment of Option Shares and Exercise Price. The parties agree that in order to ensure that Optionee is treated in the same manner as the stockholders of PetCare who were signatories to the Merger Agreement and other holders of the common stock of Petcare immediately prior to the Merger (collectively, "Stockholders"), the number of Option Shares which may be received upon the exercise of the Option and the Exercise Prices shall be adjusted as set forth herein. For purposes of determining the number of shares of Company Common Stock received by the Stockholders pursuant to Section 3.1 below, only those shares of Company Common Stock ultimately received by the Stockholders with respect to the 11,877,638 shares of PetCare common stock outstanding and owned by the Stockholders immediately prior to the Merger shall be counted, and any Company Common Stock received by the Stockholders or holders of options to purchase Company Common Stock or PetCare Common Stock with respect to any exercise of any stock options subsequent to the Merger shall not be counted.

	     3.1 Adjustment of Option Shares. If the Stockholders ultimately receive fewer shares of Company Common Stock as a result of offsets against the shares of Company Common Stock deposited by the Stockholders pursuant to Section
8.03 of the Merger Agreement (the "Held Back Shares"), then the number of Option Shares granted under Section 1 above shall be proportionately reduced by multiplying such number of Option Shares by the fraction ("Fraction") equal to the quotient of (a) the aggregate number of shares of Company Common Stock actually received by the
Stockholders, divided by (b) One Million Five Hundred Forty-Three Thousand Four Hundred Forty-Five (1,543,445), with the result being the revised number of Option Shares for which the Option may be exercised.

	     3.2 Adjustment of Exercise Price. If the Stockholders ultimately receive fewer shares of Company Common Stock as a result of offsets against the Held Back Shares, then the Exercise Price shall be increased by dividing the Exercise Price by the Fraction, with the result being the revised Exercise Price for all Option Shares.

	4. Exercise of Option. Subject to the second sentence of this Section, an Option shall be deemed to be exercised when the Optionee or other authorized person gives to the Company written notice of such exercise and full payment for the Option Shares with respect to which the Option is exercised has been received by the Company. If any Option is exercised prior to such date after the Effective Date as financial results covering at least thirty (30) days of the combined post-closing operations of PetCare and the Company after the Effective Date have been, within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission, filed by the Company with the Securities and Exchange Commission or published by the Company in an Annual Report on
Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance which includes combined sales and income of PetCare and the Company (the "Release Date"), then as conditions to the exercise of such Option, (i) the Optionee shall become a signatory to that certain Escrow Agreement of even date herewith entered into by and between the Company, Union Bank of California, N.A. and the Stockholders ("Escrow Agreement") and be bound by the terms thereof, and (ii) ten percent (10%) of such Option Shares to be received pursuant to the exercise of the Option shall be deposited into escrow pursuant to Section 8.03 of the Merger Agreement and held as part of the Escrowed Property, as such term is defined in the Escrow Agreement.

	Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Option Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificates promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of the stock certificate is issued, except as provided in the Plan.

    	Exercise of an Option in any manner shall result in a decrease in the number of Option Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Option Shares as to which the Option is exercised.

	5. Restrictions on Transfer. Optionee acknowledges and agrees that with respect to all or any portion of the Option which is exercised before the Release Date, all shares of Company Common Stock received upon such exercise shall be restricted and shall not be assigned, transferred or conveyed until the Release Date, except to the Escrow Agent named in the Escrow Agreement. Any attempted assignment, transfer or conveyance of such shares of Company Common Stock in violation of this Section 5 shall be null and void and without effect.

	6.  Term of Option.

	     6.1 General Rule. Except as provided in Section 6.2 hereof or as otherwise provided in the Plan, the term of the Option granted pursuant to
Section 1 hereof shall be as follows: the Option shall expire as to __________ shares on_________________.

	     6.2 Employment of Optionee Terminated. If Optionee dies, or resigns or is terminated, with or without cause, as an employee of the Company for any reason whatsoever (an "Event of Termination"), then the Option shall be exercisable for sixty (60) days following such Event of Termination, and to the extent that such Option was not exercisable on the date of such Event of Termination, or if such Option is not exercised (to the extent it was entitled to be exercised) within the sixty (60) day period, the Option shall terminate.

	7. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

	8. Conditions Upon Issuance of Option Shares. Option Shares shall not be issued pursuant to the exercise of the Option unless the exercise of such Option and the issuance and delivery of such Option Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

	As a condition to the exercise of the Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

	As a condition to the issuance of Option Shares, the Optionee shall (a) remit to the Company at the time of any exercise of the Option any taxes required to be withheld by the Company under Federal, State or local law as a result at the exercise of the Option, and/or (b) instruct the Company to withhold in accordance with applicable law from any compensation payable to the Optionee the taxes required to be withheld by the Company under Federal, State or local law as a result of the exercise of the Option.

	9. Amendment of Option Agreement. This Agreement amends and restates the Option Agreement in its entirety and the Option Agreement shall be of no further force or effect.

	10. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amended and Restated Nonstatutory Stock Option Agreement as of the date first above written.


OPTIONEE:


_______________________________
Name:


PETCO ANIMAL SUPPLIES, INC.
a Delaware corporation


_______________________________
James M. Myers
Senior Vice President - Finance

                                 EXHIBIT 5.1


	                [LETTERHEAD OF LATHAM & WATKINS]




                               March 20, 1998






Petco Animal Supplies, Inc.
9125 Rehco Road
San Diego, California  92121

		Re: Registration Statement on Form S-8;
		    188,344 Shares of Common Stock, Par Value $.0001 Per Share

Ladies and Gentlemen:

		In connection with the registration by Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), of 188,344 shares of common stock of the
Company, par value $.0001 per share (the "Shares"), of the Company to be issued upon the exercise of options granted under the PetCare Plus, Inc. 1989 Stock
Option Plan (the "Plan"), under the Securities Act of 1933, as amended (the
"Act"), on a Registration Statement on Form S-8 filed with the Securities and
Exchange Commission (the "Commission") on March 20, 1998 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

		In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings have been timely completed in the manner described in the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

		In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

		We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

		Subject to the foregoing, it is our opinion that, as of the date of this opinion, the Shares have been duly authorized, and, upon the exercise of the options and the payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and non-
assessable.

		We consent to your filing this opinion as an exhibit to the Registration Statement.


							Very truly yours,

							/s/ LATHAM & WATKINS
                                          --------------------

                             	EXHIBIT 23.1




	              CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Petco Animal Supplies, Inc:


We consent to the use of our reports incorporated herein by reference.


	                                    /s/ KPMG PEAT MARWICK LLP
                                          -------------------------
San Diego, California
March 20, 1998

	                         EXHIBIT 23.2





	          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 15, 1996 on the financial statements of Pet Food Warehouse, Inc. (which are included in the restated pooled financial statements of Petco Animal Supplies, Inc.) in this Registration Statement on Form S-8 of Petco Animal Supplies, Inc. It should be noted that we have not audited any financial statements of Pet Food Warehouse, Inc. subsequent to February 3, 1996 or performed any audit procedures subsequent to the date of our report.


	                                    /s/ ARTHUR ANDERSEN LLP
                                          -----------------------

Minneapolis, Minnesota
March 20, 1998